EXHIBIT 99.1

Aerojet Rocketdyne Holdings, Inc. Reports 2022 First Quarter Results

EL SEGUNDO, Calif., May 03, 2022 (GLOBE NEWSWIRE) -- Aerojet Rocketdyne Holdings, Inc. (NYSE:AJRD) (the “Company”) today reported results for the three months ended March 31, 2022.

Financial Overview

	Three months ended March 31,
	2022	2021
	(In millions, except percentage and per share amounts)
Net sales	$511.1	$496.1
Net income	27.8	18.1
Net income as a percentage of net sales	5.4%	3.6%
Adjusted Net Income (Non-GAAP measure*)	36.9	29.3
Adjusted Net Income (Non-GAAP measure*) as a percentage of net sales	7.2%	5.9%
Earnings Per Share (“EPS”) - Diluted	0.33	0.22
Adjusted EPS (Non-GAAP measure*)	0.44	0.36
Adjusted EBITDAP (Non-GAAP measure*)	69.3	58.5
Adjusted EBITDAP (Non-GAAP measure*) as a percentage of net sales	13.6%	11.8%
Cash used in operating activities	(75.0)	(69.4)
Free cash flow (Non-GAAP measure*)	(77.2)	(73.2)

_________
* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States (“GAAP”). A reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures is included at the end of the release.

Aerojet Rocketdyne Holdings, Inc. reported sales of $511 million, an increase of 3% year over year. Adjusted EBITDAP of $69 million increased 18% from the same period a year ago, driving margin improvement of 180 basis points. Margin improvement is reflective of improved program performance and lower stock compensation. The Company’s backlog, bolstered by previous large, multi-year awards, is $6.4 billion at March 31, 2022, an increase from $6.3 billion a year ago. The long-term contracts in backlog provide confidence in future sales growth, with $2.4 billion of backlog expected to convert to sales over the next twelve months, our highest outlook ever. Free cash outflow of $77 million is consistent with the first quarter of last year.

“We’re starting 2022 with a strong first quarter. Our financial performance is reflective of our continued commitment to our customers’ requirements, responsiveness to the needs of our nation and focus on improved operational effectiveness,” said Eileen P. Drake, CEO and President of Aerojet Rocketdyne Holdings, Inc. “During the quarter, our scramjet engines set an endurance record while powering a successful flight test of the Hypersonic Air-breathing Weapons Concept (“HAWC”). We are seeing the benefit of our commitment to advanced research and development which has resulted in optimized product performance and reduced costs. Also, earlier this month we announced that United Launch Alliance awarded us our largest RL10 contract ever. These RL10 engines will fly on their Vulcan Centaur rocket and support the largest commercial launch contract in history for Amazon’s Project Kuiper satellite broadband system. These successes are a direct result of the hard work of our employees, and they demonstrate that Aerojet Rocketdyne is well-positioned to continue the strong momentum we generated throughout last year,” added Drake.

First quarter of 2022 compared with first quarter of 2021

The increase in net sales was primarily driven by the Patriot Advanced Capability-3 (“PAC-3”) and Next Generation Interceptor (“NGI”) programs partially offset by a decline on the RS-25 program.

Net income was impacted by: (i) costs associated with legal matters in the current period; (ii) a loss on settlement of debt in the prior year comparative period; (iii) lower retirement benefits expense; (iv) lower terminated merger costs incurred in the current period; and (v) costs associated with the proxy contest and associated litigation matter in the current period. The Company had $2.0 million of net unfavorable changes in contract estimates on net income in the current period compared with net unfavorable changes of $1.9 million in the first quarter of 2021.

Backlog

As of March 31, 2022, the Company's total remaining performance obligations, also referred to as backlog, totaled $6.4 billion. The Company expects to recognize approximately 37%, or $2.4 billion, of the remaining performance obligations as sales over the next twelve months, an additional 26% the following twelve months, and 37% thereafter. A summary of the Company's backlog is as follows:

	March 31, 2022	December 31, 2021
	(In billions)
Funded backlog	$2.8	$3.1
Unfunded backlog	3.6	3.7
Total backlog	$6.4	$6.8

Total backlog includes both funded backlog (unfilled orders for which funding is authorized, appropriated and contractually obligated by the customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to funding delays or program restructurings/cancellations which are beyond the Company's control.

Income Taxes

As of March 31, 2022, the income tax payable balance totaled $42.7 million. The increase in the income tax payable balance compared with an income tax receivable balance of $13.8 million as of December 31, 2021, is primarily the result of the elimination of the option for the Company to deduct research and development expenditures in the current period and requires the Company to capitalize such costs and amortize the costs over five years when incurred in the U.S.

Revision of Previously Issued Consolidated Financial Statements

During the three months ended March 31, 2022, the Company identified an error in its accounting for income taxes associated with its 2.25% Convertible Senior Notes (“2¼% Notes”). Upon issuance of the 2¼% Notes in 2016, the Company did not record the applicable deferred tax liability associated with the conversion option that had been reflected in other capital, which resulted in an overstatement of other capital, an understatement of deferred tax liabilities and an error in income tax expense in subsequent periods. The Company evaluated the errors and concluded that the errors were not material, either individually or in aggregate, to its current or previously issued consolidated financial statements. Accordingly, the accompanying financial tables have been revised to correct for such immaterial errors.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which could cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We caution you that any forward-looking statements made in this report are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect new information, future events or otherwise, except as required by law. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

  effects of the termination of the proposed merger with Lockheed Martin;
  the ongoing proxy contest and associated litigation;
  the continuity of the Company's Board of Directors and management and their strategic oversight;
  reductions, delays or changes in U.S. government spending;
  cancellation or material modification of one or more significant contracts;
  failure of the Company's subcontractors or suppliers to perform their contractual obligations;
  loss of key qualified suppliers of technologies, components, and materials;
  the release, unplanned ignition, explosion, or improper handling of dangerous materials used in the Company's businesses;
  risks inherent to the real estate market;
  the COVID-19 pandemic and its impact on economic and other conditions worldwide, including global spending, sourcing and the business operations of the Company and its customers and suppliers, among others;
  actions taken by governments, businesses and individuals in response to the COVID-19 pandemic, including mandated vaccinations;
  cost overruns on the Company's contracts that require the Company to absorb excess costs;
  failure of the Company's information technology infrastructure, including a successful cyber-attack, accident, unsuccessful outsourcing of certain information technology and cyber security functions, or security breach that could result in disruptions to the Company's operations;
  changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
  the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
  a strike or other work stoppage or the Company's inability to renew collective bargaining agreements on favorable terms;
  changes in estimates related to contract accounting;
  the funded status of the Company's defined benefit pension plan and the Company's obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
  the substantial amount of debt that places significant demands on the Company's cash resources and could limit the Company's ability to borrow additional funds or expand its operations;
  the Company's ability to comply with the financial and other covenants contained in the Company's debt agreements;
  changes in LIBOR reporting practices or the method by which LIBOR is determined;
  failure to secure contracts;
  costs and time commitment related to potential and/or actual acquisition activities may exceed expectations;
  failure to comply with regulations applicable to contracts with the U.S. government;
  failure of the Company's information technology infrastructure or failure to perform by the Company's third party service providers;
  product failures, schedule delays or other problems with existing or new products and systems;
  the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
  environmental claims related to the Company's current and former businesses and operations including the inability to protect or enforce previously executed environmental agreements;
  reductions in the amount recoverable from environmental claims;
  significant risk exposures and potential liabilities that are inadequately covered by insurance;
  limitations associated with our stockholders' ability to obtain a favorable judicial forum for certain disputes due to the Delaware exclusive forum provision in our Certificate of Incorporation;
  business disruptions to the extent not covered by insurance;
  changes or clarifications to current tax law or procedural guidance could adversely impact the Company’s tax liabilities and effective tax rate;
  exposures and uncertainties related to claims and litigation;
  effects of changes in discount rates and actuarial estimates, actual returns on plan assets, and government regulations on defined benefit pension plans;
  inability to protect the Company's patents and proprietary rights; and
  those risks detailed in the Company's reports filed with the SEC.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc., headquartered in El Segundo, California, is an innovative technology-based manufacturer of aerospace and defense products and systems, with a real estate segment that includes activities related to the entitlement, sale, and leasing of the Company’s excess real estate assets. More information can be obtained by visiting the Company’s websites at www.rocket.com or www.aerojetrocketdyne.com.

Contact information:
Investors: Kelly Anderson, investor relations 310.252.8155

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statement of Operations
	Three months ended March 31,
	2022	2021
	(In millions, except per share amounts)
Net sales	$511.1	$496.1
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	425.5	418.0
Selling, general and administrative expense	8.2	9.0
Depreciation and amortization	14.4	15.2
Other expense, net
Legal matters	16.1	—
Other	4.2	8.1
Total operating costs and expenses	468.4	450.3
Operating income	42.7	45.8
Non-operating:
Retirement benefits expense	0.3	8.5
Loss on debt	—	9.1
Interest income and other	0.2	(0.6)
Interest expense	3.9	5.1
Total non-operating expense, net	4.4	22.1
Income before income taxes	38.3	23.7
Income tax provision	10.5	5.6
Net income	$27.8	$18.1
Earnings per share of common stock
Basic earnings per share	$0.34	$0.23
Diluted earnings per share	$0.33	$0.22
Weighted average shares of common stock outstanding, basic	80.2	77.6
Weighted average shares of common stock outstanding, diluted	85.8	80.7
Cash dividends paid per share	$—	$5.00

Aerojet Rocketdyne Holdings, Inc.
Unaudited Operating Segment Information
	Three months ended March 31,
	2022	2021
	(In millions)
Net Sales:
Aerospace and Defense	$510.5	$495.5
Real Estate	0.6	0.6
Total Net Sales	$511.1	$496.1
Segment Performance:
Aerospace and Defense	$62.7	$52.4
Environmental remediation provision adjustments	(0.4)	(0.4)
GAAP/Cost Accounting Standards retirement benefits expense difference	9.2	3.2
Unusual items	(16.3)	(1.7)
Aerospace and Defense Total	55.2	53.5
Real Estate	(0.1)	(0.3)
Total Segment Performance	$55.1	$53.2
Reconciliation of segment performance to income before income taxes:
Segment performance	$55.1	$53.2
Interest expense	(3.9)	(5.1)
Interest income and other	(0.2)	0.6
Stock-based compensation	0.9	(2.8)
Corporate retirement benefits	—	(1.7)
Corporate and other	(8.2)	(5.6)
Unusual items	(5.4)	(14.9)
Income before income taxes	$38.3	$23.7

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales less applicable costs, expenses and provisions for unusual items relating to the segment. Excluded from segment performance are: corporate income and expenses, interest expense, interest income, income taxes, and unusual items not related to the segment. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance.

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheet
	March 31, 2022	December 31, 2021
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$610.9	$700.4
Restricted cash	3.0	3.0
Marketable securities	10.1	10.6
Accounts receivable	143.4	60.6
Contract assets	372.0	354.2
Other current assets	93.6	99.5
Total Current Assets	1,233.0	1,228.3
Noncurrent Assets
Right-of-use assets	49.8	52.6
Property, plant and equipment, net	413.3	421.1
Recoverable environmental remediation costs	220.7	226.2
Deferred income taxes	101.5	55.6
Goodwill	161.4	161.4
Intangible assets	33.1	34.9
Other noncurrent assets	236.3	243.3
Total Noncurrent Assets	1,216.1	1,195.1
Total Assets	$2,449.1	$2,423.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$177.3	$166.7
Accounts payable	115.1	132.2
Reserves for environmental remediation costs	41.2	37.7
Contract liabilities	366.7	366.5
Other current liabilities	213.1	172.7
Total Current Liabilities	913.4	875.8
Noncurrent Liabilities
Long-term debt	285.7	294.6
Reserves for environmental remediation costs	252.5	258.7
Pension benefits	242.9	255.9
Operating lease liabilities	38.8	41.3
Other noncurrent liabilities	165.9	173.8
Total Noncurrent Liabilities	985.8	1,024.3
Total Liabilities	1,899.2	1,900.1
Commitments and contingencies
Stockholders’ Equity
Common stock	8.0	8.0
Other capital	572.7	578.1
Treasury stock	(64.4)	(64.4)
Retained earnings	129.4	102.6
Accumulated other comprehensive loss, net of income taxes	(95.8)	(101.0)
Total Stockholders’ Equity	549.9	523.3
Total Liabilities and Stockholders’ Equity	$2,449.1	$2,423.4

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
	Three months ended March 31,
	2022	2021
	(In millions)
Operating Activities
Net income	$27.8	$18.1
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	14.4	15.2
Amortization of debt discount and deferred financing costs	0.4	1.5
Stock-based compensation	(0.9)	2.8
Retirement benefits, net	(6.6)	(2.5)
Loss on debt	—	9.1
Other, net	0.5	(0.3)
Changes in assets and liabilities:
Accounts receivable	(82.8)	(130.7)
Contract assets	(17.8)	(11.9)
Other current assets	5.9	14.1
Recoverable environmental remediation costs	5.5	3.9
Other noncurrent assets	6.8	2.3
Accounts payable	(19.0)	(27.4)
Contract liabilities	0.2	29.9
Other current liabilities	45.3	14.6
Deferred income taxes	(45.8)	(3.0)
Reserves for environmental remediation costs	(2.7)	(5.3)
Other noncurrent liabilities and other	(6.2)	0.2
Net Cash Used in Operating Activities	(75.0)	(69.4)
Investing Activities
Purchases of marketable securities	—	(1.9)
Capital expenditures	(2.2)	(3.8)
Net Cash Used in Investing Activities	(2.2)	(5.7)
Financing Activities
Dividend payments	(1.2)	(428.5)
Debt repayments	(7.1)	(142.4)
Repurchase of shares for withholding taxes and option costs under equity plans	(4.3)	(4.0)
Proceeds from shares issued under equity plans	0.3	4.2
Net Cash Used in Financing Activities	(12.3)	(570.7)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(89.5)	(645.8)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	703.4	1,152.5
Cash, Cash Equivalents and Restricted Cash at End of Period	$613.9	$506.7

Use of Unaudited Non-GAAP Financial Measures

Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS

The Company provides the Non-GAAP financial measures of its performance called Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS. The Company uses these metrics to measure its operating and total Company performance. The Company believes that for management and investors to effectively compare core performance from period to period, the metrics should exclude items that are not indicative of, or are unrelated to, results from the ongoing business operations such as retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on earnings, and items incurred outside the ordinary, ongoing and customary course of business. Accordingly, the Company defines Adjusted EBITDAP as GAAP net income adjusted to exclude interest expense, interest income, income taxes, depreciation and amortization, retirement benefits net of amounts that are recoverable under the Company's U.S. government contracts, and unusual items (Merger costs and loss on debt). Adjusted Net Income and Adjusted EPS exclude retirement benefits net of amounts that are recoverable under its U.S. government contracts and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted Net Income and Adjusted EPS do not represent, and should not be considered an alternative to, net income or diluted EPS as determined in accordance with GAAP.

	Three months ended March 31,
	2022	2021
	(In millions, except per share and percentage amounts)
Net income	$27.8	$18.1
Interest expense	3.9	5.1
Interest income and other	0.2	(0.6)
Income tax provision	10.5	5.6
Depreciation and amortization	14.4	15.2
GAAP retirement benefits expense	0.3	8.5
CAS recoverable retirement benefits expense	(9.5)	(10.0)
Unusual items	21.7	16.6
Adjusted EBITDAP	$69.3	$58.5
Net income as a percentage of net sales	5.4%	3.6%
Adjusted EBITDAP as a percentage of net sales	13.6%	11.8%

Net income	$27.8	$18.1
GAAP retirement benefits expense	0.3	8.5
CAS recoverable retirement benefits expense	(9.5)	(10.0)
Unusual items	21.7	16.6
Income tax impact of adjustments (1)	(3.4)	(3.9)
Adjusted Net Income	$36.9	$29.3

Diluted EPS	$0.33	$0.22
Adjustments	0.11	0.14
Adjusted EPS	$0.44	$0.36

Diluted weighted average shares, as reported and adjusted	85.8	80.7

_________

(1)  The income tax impact is calculated using the federal and state statutory rates in the corresponding period.

Free Cash Flow

The Company also provides the Non-GAAP financial measure of Free Cash Flow. Free Cash Flow is defined as cash flow from operating activities less capital expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flows from operations presented in accordance with GAAP. The Company uses Free Cash Flow, both in presenting its results to stakeholders and the investment community, and in the Company's internal evaluation and management of the business. Management believes that this financial measure is useful because it provides supplemental information to assist investors in viewing the business using the same tools that management uses to evaluate progress in achieving the Company's goals. The following table summarizes Free Cash Flow:

	Three months ended March 31,
	2022	2021
	(In millions)
Net cash used in operating activities	$(75.0)	$(69.4)
Capital expenditures	(2.2)	(3.8)
Free Cash Flow	$(77.2)	$(73.2)

Because the Company's method for calculating these Non-GAAP measures may differ from other companies’ methods, the Non-GAAP measures presented above may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.